Exhibit 23.2


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in Glenayre Technologies, Inc.'s Registration Statements No. 33-43797 on Form S-8, No. 33-43798 on Form S-8, No. 33-68766 on Form S-8 and No. 33-80464 on Form S-8 of our report dated April 21, 1993 appearing in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1994.



					Grant Thornton
					Chartered Accountants
Vancouver, Canada
March 27, 1995